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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            November 22, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-EIF USS-10                                781240   33-11204   811-3044


DEFINED ASSET FUNDS-CIF IS-15                                 843857   33-45051   811-2295
DEFINED ASSET FUNDS-IS 21 DAF                                 895582   33-49619   811-2295


DEFINED ASSET FUNDS-MITF IS-171                               803828   33-41977   811-1777
DEFINED ASSET FUNDS- IS-194 DAF                               803877   33-49711   811-1777
DEFINED ASSET FUNDS- IS-211 DAF                               804006   33-55243   811-1777


DEFINED ASSET FUNDS-ITS-46 DAF                                883657   33-49645   811-2295

DEFINED ASSET FUNDS-MPS-314 DAF                               781821   33-49715   811-2295


DEFINED ASSET FUNDS-MITF MPS-78                               216655   2-60138    811-1777
DEFINED ASSET FUNDS-MITF MPS-263                              320804   2-81057    811-1777

DEFINED ASSET FUNDS-MITF MSS-14                               881840   33-48901   811-1777
DEFINED ASSET FUNDS- MSS-45 DAF                               895632   33-49901   811-1777
DEFINED ASSET FUNDS- MSS-46 DAF                               895633   33-49955   811-7777
DEFINED ASSET FUNDS-MITF MSS 4O                               780532   33-21915   811-1777
DEFINED ASSET FUNDS-MITF MSS 7N                               847220   33-36449   811-1777
DEFINED ASSET FUNDS-MITF MSS D                                737757   2-88883    811-1777

DEFINED ASSET FUNDS-MITF PAS A                                735403   2-88250    811-1777

TOTAL:   17 FUNDS

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